UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
  Date of Report (Date of earliest event reported): December 27, 2017
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LivePerson, Inc.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	0-30141	13-3861628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

475 Tenth Avenue, 5th Floor
New York, New York 10018
(Address of principal executive offices, with zip code)

(212) 609-4200
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following a comprehensive review by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of LivePerson, Inc. (the “Company”) of applicable market and benchmarking data, with advice and input from the Compensation Committee’s independent executive compensation consultant, together with a review of certain strategic achievements by the Company, the Compensation Committee determined that it was in the best interest of the Company to enter into an updated employment agreement with its Chief Executive Officer, Robert LoCascio. Accordingly, an updated employment agreement was entered into with an effective date of December 27, 2017 (the “Employment Agreement”). The Employment Agreement replaces and supersedes the prior employment agreement between the Company and Mr. LoCascio entered into as of January 1, 1999. The term of the Employment Agreement commenced on December 31, 2017 and shall continue until December 31, 2020, with automatic extensions for successive one (1) year periods thereafter (the initial term with any successive term, the “Term”), unless either party provides written notice of non-renewal at least 90 days’ prior to the end of the then applicable Term, or unless earlier terminated by either party in accordance with the terms thereof.

The Employment Agreement provides, among other terms and conditions, for an updated compensation package for Mr. LoCascio. Pursuant to the Employment Agreement, Mr. LoCascio will receive a current base salary of $611,820, subject to annual review and increase by the Board in its discretion. Mr. LoCascio is also eligible to receive a target annual bonus equal to 100% of his base salary, which target percentage is subject to annual increase by the Board in its discretion, and a maximum potential payment of 200% of target. The actual amount of the annual bonus for a given year is to be determined by the Board based on achievement of the relevant performance goals and metrics established by the Compensation Committee on an annual basis, the overall financial performance of the Company and such other factors as the Compensation Committee in its sole discretion shall deem reasonable and appropriate (the “Annual Bonus”). At the written election of Mr. LoCascio, the Annual Bonus, if any, (or portion thereof) may be paid in fully vested shares of common stock of the Company having a fair market value at the time of issuance equivalent in an amount equal to the portion of the Annual Bonus that Mr. LoCascio elects to convert into shares. In the event Mr. LoCascio remains employed by the Company or a successor entity following a Change of Control (as such term is defined in the Employment Agreement), the Annual Bonus for the then-current year shall be equal to the greater of (i) 100% of the amount of the Annual Bonus actually paid to Mr. LoCascio for the immediately preceding calendar year or (ii) the bonus target amount for the Annual Bonus for the then current year; provided that if the Annual Bonus for the calendar year preceding the Change of Control has not been determined prior to the Change of Control, the amount of such bonus shall be determined by the Board and shall not be less than the target bonus for such year. In no event will the Company be obligated to pay more than one Annual Bonus for the same annual period.

In addition, in consideration for services already provided, as part of the comprehensive review by the Compensation Committee of applicable market and benchmarking data, with assistance and input from the Compensation Committee’s independent executive compensation consultant, together with a review of certain strategic achievements by the Company, on December 28, 2017, the Compensation Committee approved and the Company granted to Mr. LoCascio (i) a one-time cash payment of $1,000,000 and (ii) 250,000 restricted stock units of the Company, which vest in one third increments on each of December 28, 2018, December 28, 2019 and December 28, 2020.

In the event of a termination of Mr. LoCascio’s employment by the Company for Cause (as such term is defined in the Employment Agreement), Mr. LoCascio would be entitled to the following: (i) his unpaid base salary and reimbursable expenses through date of termination; (ii) accrued benefits under Company plans and programs; and (iii) continued coverage under indemnification agreements and Company D&O insurance applicable to Mr. LoCascio ((i), (ii) and (iii) collectively, the “Accrued Benefits”). In the event of a termination of employment by Mr. LoCascio without Good Reason (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (prior to his reaching normal retirement age), Mr. LoCascio would be entitled to the Accrued Benefits plus (i) payment of his annual bonus for the prior year to the extent not yet paid; and (ii) all vested stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.

In the event of a termination of Mr. LoCascio’s employment by the Company without Cause, by Mr. LoCascio for Good Reason, or pursuant to a notice of nonrenewal delivered by the Company (each, a “Qualifying Termination”), Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) 18 months base salary continuation (“Base Salary Continuation”); (iv) a pro-rated annual bonus for the year of termination based on days worked, calculated as 1.5x the highest bonus paid for the 3 proceeding years, payable in a lump sum; (v) payment of what would have been the employer portion of the premiums for the Company’s group health insurance coverage to be put toward Mr. LoCascio’s

COBRA continuation payments for 18 months (or until he is eligible for coverage through another employer) (the “COBRA Premium Contribution”); (vi) any stock options or restricted stock units held by Mr. LoCascio on the date of termination that would have vested in the 2 years following termination had he remained employed will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option. In the event of a termination Mr. LoCascio’s employment by reason of his death or Disability (as such term is defined in the Employment Agreement), or pursuant to a notice of nonrenewal delivered by Mr. LoCascio (after his reaching normal retirement age), Mr. LoCascio would be entitled to the same benefits payable upon a Qualifying Termination, except that the Base Salary Continuation will not be provided.

In the event a Qualifying Termination occurs within the 12 month period immediately following a Change in Control, Mr. LoCascio would be entitled to the following: (i) the Accrued Benefits; (ii) his annual bonus for the prior year to the extent not paid; (iii) Base Salary Continuation; (iv) his Annual Bonus for the current year calculated as 150% of the highest Annual Bonus actually paid for the 3 proceeding years, payable in a lump sum; (v) the COBRA Premium Contribution; (vi) any unvested stock options or RSUs held by Mr. LoCascio on the date of termination will immediately vest; and (vii) any stock options held on the date of termination will remain exercisable for 18 months following termination, or until the original expiration date of the option.

The Employment Agreement provides that, in the event of a Change in Control, 50% of each of the unvested stock options and unvested restricted stock units held by Mr. LoCascio on the date of the Change in Control shall fully vest, subject to Mr. LoCascio’s employment on such date. In addition, in the event of a Change in Control, in the event that any of the payments or benefits provided by the Company to Mr. LoCascio would constitute “parachute payments” (“Parachute Payments”) within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and would be subject to the excise tax imposed under Section 4999 of the Code or any interest or penalties with respect to such excise tax (collectively, the “Excise Tax”), then such Parachute Payments to be made to Mr. LoCascio shall be payable either (1) in full or (2) as to such lesser amount which would result in no portion of such Parachute Payments being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in Mr. LoCascio’s receipt on an after-tax basis, of the greatest amount of economic benefits under the Employment Agreement, notwithstanding that all or some portion of such benefits may be subject to the Excise Tax.

The Employment Agreement also provides that during the Term and for a period of (A) 12 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is not receiving the base salary continuation portion of any severance or (B) 18 months following a termination or cessation of employment in the event of a termination or cessation for which Mr. LoCascio is receiving the base salary continuation portion of his severance, Mr. LoCascio is subject to restrictive covenants of (i) noncompetition, (ii) nonsolicitation of employees and independent contractors, and (iii) noninterference with customers, clients, prospective customers or clients. Additionally the Employment Agreement provides that payments may be subject to forfeiture or recoupment if required by law or regulation to which the Company becomes subject, or in the event of the Executive’s acts of embezzlement, fraud or dishonesty involving the Company or its affiliates that result in financial loss to the Company or its affiliates.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVEPERSON, INC. (Registrant)

Date:	January 3, 2018	By:	/s/ DANIEL R. MURPHY
Daniel R. Murphy
Chief Financial Officer